                       AMENDMENT TO CONSULTING AGREEMENT

THIS AGREEMENT is made as of the 1st day of January, 1998.

BETWEEN:

     OPTIMA PETROLEUM CORPORATION
     600-595 Howe Street,
     Vancouver, British Columbia
     V6C 2T5

     (the "Company")

AND:

     LEUSCHNER INTERNATIONAL RESOURCES LTD.
     2170 Bow Valley Square Four
     250 6th Ave. S.W.
     Calgary, Alberta
     T2P 3H7

     (the "Consultant")

WHEREAS:

A. The Consultant and Company entered into a Consulting Agreement made as February 1, 1996 (the "Consulting Agreement"), a copy of which appears as Schedule "A" hereto;

B. The Consultant and the Company wish to amend the Consulting Agreement upon the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESS that in consideration of the premises and of the covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1. Paragraph 2 of the Consulting Agreement is amended to extend the term of the Agreement by a further 12 month period expiring on December 31, 1998.

2. Paragraph 7.2 of the Consulting Agreement is deleted in its entirety and replaced with the following:

     "7.2 In the event of a merger, takeover, amalgamation or change of control of the Company which results in the termination of the Consultant's services at any time prior to December 31, 1998, the provisions of paragraph 7.1 will not apply to such a termination and the Company will pay the Consultant the following:

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     (a)  an amount equal to 12 months of fees under this Agreement; and

     (b) $100,000 being the estimated cost to wind up the Calgary office, or alternatively, at the Consultant's option, a commitment from the acquiring party to assume all costs for operation of the Calgary office, estimated to be approximately $11,500 per month, for a period of 12 months from such termination.

The Consultant agrees to accept the foregoing termination payments in full satisfaction of any claim it may have against the Company whether under the terms of this Agreement or otherwise."

3. Save and except as herein amended, the Consulting Agreement shall be and remains in full force and effect on the terms set forth therein.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

Optima Petroleum Corporation

Per: /s/ RONALD P. BOURGEOUIS
     -----------------------------------
     Authorized Signatory

Leuschner International Resources Ltd.

Per: /s/ WILLIAM C. LEUSCHNER
     -----------------------------------
     Authorized Signatory


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                              CONSULTING AGREEMENT

      THIS AGREEMENT dated for reference the 1st day of February, 1996 (the "Effective Date").

BETWEEN:

            OPTIMA PETROLEUM CORPORATION,
            Suite 600-595 Howe Street,
            Vancouver, British Columbia, V6C 2T5;

            (the "Company")

AND:

            LEUSCHNER INTERNATIONAL RESOURCES LTD.,
            2170 Bow Valley Square Four;
            250 6th Avenue S.W.
            Calgary, Alberta
            T2P 3H7

            (the "Consultant")

WHEREAS the Company has agreed to hire the Consultant and the Consultant has agreed to provide his services to the Company on the terms and conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the parties hereto agree (the "Agreement") as follows:

1.    RETAINER

1.1 The Company hereby retains the services of the Consultant, and in particular its principal shareholder, William C. Leuschner ("WCL") to provide to the Company, the services normally expected to a president and chief executive officer (the "service"), and the Consultant hereby agreed to provide such services to the Company upon the terms and conditions contained in this Agreement.

2.    DURATION OF SERVICE

2.1 Subject to termination as provided for in section 7, this Agreement shall be for an initial term of 23 months commencing on the Effective Date. Provided that this Agreement has not been terminated by either party pursuant to section 7, the Company may renew this Agreement for further one year terms by providing to the Consultant written notice of same at least 30 days prior to the expiration of the current term or the renewal term, as the case may be.
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3.    REMUNERATION

3.1 The Consultant shall be paid a fee of $12,500 per month payable for each calendar month on the last business day of such month.

3.2 Subject to all necessary regulatory approvals, the Consultant shall be entitled to:

      (a) the grant of 200,000 stock options pursuant the Company's stock option plan, such stock options to have the following terms:

            (i) they will be non-transferable and have a term of three years commencing from the date regulatory approval is obtained;

            (ii) they will be exercisable at the lowest price permitted by the applicable regulatory authorities;

            (iii) they will otherwise be subject to the terms and conditions normally required by the applicable regulatory authorities in order to secure regulatory approval.

3.3 The Consultant shall be reimbursed for all reasonable travelling and other out-of-pocket expenses actually and properly incurred by him in connection with his duties hereunder provided that the Consultant first furnishes statements and vouchers for all such expenses to the Company. Individual expense items in excess of $12,500 must be preapproved by the Company.

4.    DUTIES OF CONSULTANT

4.1 The Consultant shall have, subject always to the general or specific instructions and directions of the board of directors of the Company (the "Board"), full power and authority to manage the business and affairs of the Company that would normally be managed by a senior officer having the title and capacity of WCL, except in respect of such matters and duties as by law must be transacted or performed by the Board.

4.2   The Consultant shall:

      (a) conform to all lawful instructions and directions from time to time given to him by the Board;

      (b) devote sufficient time and attention to the business and affairs of the Company, as would typically be expected of a president and chief executive officer;

      (c) well and faithfully serve the Company and use his best efforts to promote the interests of the Company;

      (d) provide to the Company those services normally expected of a president and chief executive officer; and



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        (e) consent to serve as a director of the Company and, if requested, of any of the Company's affiliates or subsidiaries.

4.3 Subject to the provisions of the Canada Business Corporations Act, the bylaws of the Company and provided that WCL acted honestly and in good faith with a view to the best interests of the Company, or, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful, and the directors of the Company shall cause the Company to indemnify the Consultant and WCL and his heirs and personal representatives against all costs, damages, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or them and resulting from WCL acting as a director and officer of the Company in his normal course of duties. In addition, should the directors cause the Company to purchase and maintain insurance for the benefit of any person who is or was serving as a director of the Company then the directors shall also cause the Company to purchase and maintain insurance for the benefit of the Consultant against any and all liability incurred by him as a director and officer of the Company.

5.    CONFIDENTIALITY

5.1 Unless permitted by resolution of the Directors of the Company (excluding WCL if he is a Director), the Consultant shall not, during the term of this Agreement or at any time thereafter, use for his own purposes or for any purposes other than those of the Company any intellectual property or knowledge or confidential information of any kind whatsoever he may acquire in relation to the Company's business or the business of its subsidiaries, and such shall be and remain the property of the Company.

6.    NON-COMPETITION

6.1 Subject to paragraph 6.2, the Consultant shall not, without the prior written consent of the Company, which consent (given by a Director other than the Consultant), will not be unreasonably withheld during the term of this Agreement and during the six month period immediately following the termination of this Agreement, within the area in which the Company operated at the time of termination (the "Prohibited Area"):

        (a) directly or knowingly indirectly engage in or become financially interested in (otherwise then through an investment in a publicly traded or private entity in which the Consultant has no other interest or control), either individually or as a partner, shareholder, agent, manager, owner, advisor or financial backer of any person, persons, firm, association, venture, entity or corporation of any kind whatsoever that carries on the business of oil and gas exploration, development or production (collectively the "Prohibited Businesses"); or

        (b) divert or attempt to divert any business of the Company or of any of its subsidiaries, to any other competitive establishment, by direct or indirect inducement or otherwise.


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6.2       The Company acknowledges and consents to the ongoing participation of the Consultant and WCL in Colima Oil Company as a consultant, director, officer and shareholder.

7.        TERMINATION

7.1 Either of the parties hereto may, subject to paragraph 7.2 hereof, give to the other three months notice in writing of its intention to terminate this Agreement and on the expiration of such period this Agreement shall be wholly terminated. Such three months notice may expire on any day of the month and any remuneration payable hereunder shall be proportioned to the date of such termination.

7.2 In the event of a merger, takeover or amalgamation or change of control of the Company which results in a termination of the Consultant's services at any time prior to December 31, 1997, the provisions of paragraph
7.1 will not apply to such a termination and the Company will pay to the Consultant an amount equal to 24 months of fees under this Agreement. The Consultant agrees to accept the termination payment in full satisfaction of any claim it may have against the Company whether under the terms of this Agreement or otherwise.

7.3 Notwithstanding anything else contained herein, the Company may at any time terminate the Consultant's services for cause or if the Consultant fails to perform or comply with any material term or condition of this Agreement. In the event the Consultant's services are terminated under the provisions of this paragraph 7.3, or in the event the Consultant gives the Company notice of termination, no compensation whatever shall be payable to the Consultant after such termination.

8.        REGULATORY APPROVAL

8.1 This Agreement is subject to all necessary regulatory approvals. If such approvals are not obtained, this Agreement shall terminate and be of no further force and effect.

8.2 The Company agrees to use its reasonable best efforts as to implement the terms of this Agreement including, but not limited to, obtaining all approvals from the Company's shareholders to the allocation of stock options to the Officer as provided for in paragraph 3.2 hereof.

9.        GENERAL

9.1 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

9.2 Time is hereby expressly made of the essence of this Agreement with respect to the performance by the parties of their respective obligations under this Agreement.

9.3 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and


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
permitted assigns. This Agreement may not be assigned by either party hereto without the prior express written consent of the other party.

9.4 This Agreement supersedes all prior agreements entered into between the parties and constitutes the entire agreement between the parties hereto relating to the subject matter hereof and may not be amended, waived or discharged except by an instrument in writing executed by the party against whom enforcement of such amendment, waiver or discharge is sought and this Agreement supersedes all prior agreements between the parties.

9.5 Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and do such further acts and other things as may be necessary to implement and carry out the intent of this Agreement.

9.6 All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by postage prepaid double registered mail addressed as follows:

          To the Company:

               OPTIMA PETROLEUM CORPORATION,
               Suite 600 - 595 Howe Street,
               Vancouver, British Columbia, V6C 2T5;

               Attention: The President

To the Consultant:

               LEUSCHNER INTERNATIONAL RESOURCES LTD.
               2170 Bow Valley Square Four; 250 6th Avenue S.W.
               Calgary, Alberta T2P 3H7

               Attention: The President

or to such other address as may be given in writing by the Company or the Consultant and shall be deemed to have been received, if delivered, on the date of delivery and if mailed as aforesaid at Vancouver, British Columbia then on the third business day following the posting thereof.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

OPTIMA PETROLEUM CORPORATION

Per:  RONALD P. BOURGEOIS
      ---------------------------
      Authorized Signatory


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
LEUSCHNER INTERNATIONAL RESOURCES LTD.

Per:  WILLIAM C. LEUSCHNER
      ---------------------------------
      Authorized Signatory



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